DANIEL DROR

December 31, 2008

Board of Directors
Hammonds Industries, Inc.

RE: RESIGNATION

Effective Immediately, I hereby resign from my positions as Chief Executive Officer and Chairman of the Board of Hammonds Industries, Inc., Hammonds Technical Services, Inc., Hammonds Fuel Additives, Inc., Hammonds Water Treatment Systems, Inc. and Hammonds ODV, Inc. (inactive).

Notwithstanding the above, I will remain and serve as Advisory Director of Hammonds Industries, Inc.

Very truly yours,

Daniel Dror

SHERRY L. COUTURIER

December 31, 2008

Board of Directors
Hammonds Industries, Inc.

RE: RESIGNATION

Effective Immediately, I hereby resign from my positions as Vice President, Chief Financial Officer and Director of Hammonds Industries, Inc., Hammonds Technical Services, Inc., Hammonds Fuel Additives, Inc., Hammonds Water Treatment Systems, Inc. and Hammonds ODV, Inc. (inactive).

Very truly yours,

Sherry L. Couturier

Sherry L. Couturier

CHARLES R. ZELLER

December 31, 2008

Board of Directors
Hammonds Industries, Inc.

RE: RESIGNATION

Dear Sir or Madam:

Effective Immediately, I hereby resign from my position as Director of Hammonds Industries, Inc.

Very truly yours,

Charles R. Zeller